EXHIBIT 10.B.
                                LEASE AGREEMENT
                                ---------------

     THIS LEASE made and entered into this 16th day of May, 1969, by and between William F. Sullivan and Rosemary C. Sullivan, his wife, of the City of McKeesport, County of Allegheny and Commonwealth of Pennsylvania, and James L. Smith and Thelma W. Smith, his wife of the Township of Rostraver, County of Westmoreland and Commonwealth of Pennsylvania, hereinafter referred to as "LESSOR",

                              AND

BELLE VERNON MOTEL CORPORATION, a Pennsylvania Corporation, hereinafter referred to as "LESSEE".

     WHEREAS, Lessor is the owner of a certain parcel of real estate in Rostraver Township, Westmoreland County, Pennsylvania, and more particularly described as follows:

     BEGINNING at a point which is common to George Baron and William F. Sullivan of Ramp C of Interstate Route 70 which is marked by a pipe; thence South 14/o/ 53' West a distance of 220.00 feet to a point in the centerline of Finley Road a Township Road; thence North 76/o/ 59' West a distance of 535.74 feet; thence along centerline of Finley Road in a Southwesterly direction a distance of 450 feet, more or less, to a point, thence North 10/o/ 42' West a distance of 230 feet, more or less, to a point on the right of way line of Interstate 70; thence by and along Interstate to right of way line in a Northeasterly direction a distance of 625 feet, more or less, to a point; thence still along the right of way line Interstate 70 an arc distance of 150 feet, more or less; thence still along Interstate 70 right of way line a distance of 330 feet, more or less, to the place of beginning.

     WHEREAS, Lessor is desirous of leasing the real estate to Lessee, and

     WHEREAS, Lessee is desirous of leasing the real estate from Lessor,

     NOW, THEREFORE, In consideration of the promises and other good and valuable consideration the parties hereto, intending to be legally bound hereby, mutually agree as follows:

   1. The Lessee convanants and agrees that on the real estate hereinabove described, and which is the subject of this Lease Agreement, he will construct or cause to be constructed thereon a Motel, with a minimum of eight (80) motel units, a swimming pool and a commercial building containing a restaurant, kitchen, banquet and/or club rooms and related facilities (said restaurant, kitchen, banquet and/or club rooms and related facilities begin hereinafter collectively referred to as the related facilities" together with sufficient parking to adequately serve the aforesaid motel units and commercial building. The aforesaid motel and related facilities to be constructed and operational within a period of eighteen (18) months from the date that the Lessor herein

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      has on record in the Office of the Recorder of Deeds of Westmoreland
      County, Pennsylvania, a deed indicating that the said Lessor has good and marketable title to the real estate herein above described.

   2. The Lessee shall pay to the Lessor as rental the sum of One Hundred ($100.00) Dollars per year per motel unit or a minimum rental of Eight Thousand ($8,000.00) Dollars per year. The Lessor shall have the option of collecting and demanding as rent, in lieu of the rental heretofore referred to; a sum of money which would be equal to three (3%) per cent of the yearly gross revenue derived by the Lessee from the motel units and in addition one (1%) per cent of the yearly gross revenue derived by the Lessee from the operation of what has been heretofore referred to as the related facilities. The rental heretofore referred to shall be paid by the Lessee to the Lessor on a monthly basis. It is to be expressly understood however that no rental whatsoever shall be due and owing by the Lessee to the Lessor and the Lessee shall not be obligated to pay rent to the Lessor until such time as the motel and related facilities has been constructed and is operational. The Lessee, however, covenants and agrees that the motel and related facilities shall be constructed and operational within a period of eighteen (18) months from the date that the Lessor herein has on record in the Office of the Recorder of Deeds of Westmoreland County, Pennsylvania, a deed indicating that the said Lessor has good and marketable title to the real estate hereinabove described.

   3. The term of this Lease Agreement shall be for a period of fifty-five (55) years provided; that, if the Lessee has faithfully performed all the covenants and agreements contained herein, then in that event, he shall have the right at the expiration of his initial fifty-five (55) year period, to renew this lease for an additional period of twenty-five (25) years upon, and under, the same terms and agreements as set forth herein. The initial term shall commence upon the day that the aforesaid motel and related facilities shall be constructed and operational; provided, however, that the day the initial term commences shall not be later than eighteen (18) months from the date that the Lessor herein has on record in the Office of the Recorder of Deeds of Westmoreland County a deed indicating that the said Lessor has a good and marketable title to the real estate hereinabove described.

   4. The Lessee herein reserves to himself the right to assign this lease for the purpose of effecting the necessary financing to construct and furnish the aforesaid motel and related facilities; provided, however that any assignee of this Lease Agreement shall be bound by all the terms and conditions herein contained.

   5. Lessee, at its cost and expense, has obtained (and is presently the owner and holder of) a Letter of Commitment for a Holiday Inn Franchise covering the motel site and Motel, Letter of Commitment is in full force and effect. During the term of this lease and any renewal and extension thereof, Lessee shall be entitled to all of the rights and benefits which accrue to the Franchise, which will be issued. It is understood and agreed that

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      Lessee will abide by all of the terms of said Letter of Commitment in so far as they pertain to him.

   6. Lessee, at its sole cost and expense, agrees to operate and maintain the Motel in such manner that it will, at all times, qualify for a Holiday Inn Franchise and be in keeping with the highest standards of motel operation. Lessee, at its sole cost and expense, will take good care of the Motel, its approaches and parking areas, and will keep the same in good order and condition, ordinary wear and tear excepted, pay all operating charges and expenses and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen, so that the rent shall be completely not to Lessor without deduction abatement or set-off.

   7. Lessee agrees that it will indemnify and save Lessor harmless from any and all liability, damages, expenses, causes of action, suits, claims or judgements arising from injury to person or property on the Motel, or upon the approaches or parking areas. In order to assure such indemnity, Lessee, and also the sub-tenant, if any sub-letting is approved by Lessor hereunder, shall carry and keep in full force and effect for such Motel, at all times during the term of this lease, for the protection of Lessor and Lessee, public liability insurance, with limits of not less that Five Hundred Thousand Dollars ($500,000) for injury to any one individual and One Million Dollars ($1,000,000) for any one accident and not less than Fifty Thousand Dollars ($50,000) for property damage, and shall deliver to Lessor a copy of said policies. In the event Lessee or the sub-tenant shall fail to keep in force and maintain such policies of insurance, Lessor shall have the option to purchase such insurance, to pay the premiums therefor and the amounts so paid, with interest thereon at the highest legal rate, shall forthwith become additional rent hereunder.

   8. The lessee shall have the right to assign this Lease or to sub-let the premises herein demised provided; however, that any assigned or sub-leasee shall be bound by all the terms and conditions set forth in this Lease Agreement.

   9. If Lessee shall so elect, Lessor agrees that this lease shall be subject and subordinate to the lien of any institutional bona fide mortgages, deed of trust or security deeds (including chattel mortgages and conditional sales contracts) that may now, or at any time hereafter, be placed against the demised premises by Lessee, and Lessor agrees, at any time hereafter, on demand, to execute any instruments, releases or other documents that may be required by any such mortgages, or mortgagors, for the purpose of subjecting and/or subordinating this lease to the lien of any mortgage, deed of trust, or security deed, whether original or substituted.

  10. It is further agreed that in the event the Motel, or any part thereof, shall be partially damaged by an insurable casualty, the same shall be restored by Lessee, out of insurance proceeds or otherwise, with reasonable diligence, due allowance being made for the time taken for the settlement of insurance claims and for Lessee's obtaining proper governmental permission to repair. Such restoration shall be made as nearly as possible to the character of the buildings and improvements, and the equipment therein, existing immediately prior to such occurrence. The rent hereunder shall not abate (except such portion of said rent as is not covered by insurance, which portion shall abate) by reason of such casualty, but in the event restoration shall not be made by Lessee within a reasonable time after the occurrence of such casualty Lessor shall have the right to cancel this lease. If, however, the damage shall be so extensive as to make untenantable sixty (60%) per cent or more of the Motel units, Lessee shall within sixty (60) days after the occurrence of such damage notify Lessor of its intention either to rebuild and restore the Motel or to terminate this lease. In the event Lessee shall elect to rebuild and restore the Motel and shall within such sixty (60) day period notify Lessor of such election, Lessee shall proceed with reasonable diligence (due allowance being made for the time taken for the settlement of insurance claims and for Lessor's obtaining proper governmental permission) to restore and rebuild the Motel out of insurance proceeds or otherwise, and the rent hereunder shall not abate (except such portion of said rent as is not covered by insurance, which portion shall abate,) but in the event such rebuilding and restoration shall not be made by Lessee within a reasonable time after the occurrence of such damage, Lessor shall have the right to cancel this lease. In the event Lessee shall elect not to restore and rebuild the Motel, this lease shall fully cease and terminate as of the date of the occurrence of the damage.

  11. Lessee, at its cost and expense, (1) shall keep the Motel constantly insured against loss or damage by fire and extended coverage hazards and contingencies by policies in an amount equal to not less than eighty (80%) per cent of the full insurable replacement cost of the Motel above foundation walls, but in any event in an amount sufficient to prevent coinsurance on the part of Lessee, (11) shall keep the Motel constantly insured against malicious mischief and vandalism, and (111) shall (if Lessor so requests) keep in force and effect rent insurance covering the full amount of rent (including real estate taxes and all other expenses payable by Lessee under the provisions hereof) called for by this lease. All insurance required to be maintained under the foregoing or any other provisions of this lease shall be in recognized and responsible companies; shall provide that loss thereunder shall be payable to Lessor and Lessee as their interests may appear, with a standard-form mortgage clause in favor of the mortgage of the demised premises; and shall, to the extent obtainable, contain an agreement by the insurer that such policy or policies shall not be cancelled for any cause without at least ten (10) days prior written notice from the insurer to Lessor, giving Lessor an opportunity to cure any default.

  12. It is further covenanted and agreed by and between the parties hereto that in the event Lessee in possession shall be finally adjudicated bankrupt, or a receiver or trustee shall be appointed for its property and assets, and if Lessee shall make an assignment or other conveyance in trust for the benefit of creditors, or if Lessee shall offer or permit a final judgement or decree for the payment of money to be entered against it and execution to issue thereon and be levied upon its interest in this lease, and such

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      execution and levy be not dismissed within thirty (30) days after the date of such execution and levy, then, upon the happening of any such event, the term hereby demised shall, at the option of Lessee, cease and determine.

  13. It is further covenanted and agreed that if the Lessee shall fail to pay rent when due, as aforesaid, although no demand may have been made for the same, or in the event Lessee violates any of the terms, covenants or conditions of this lease on its part to be performed and such violation continues for twenty (20) days after written notice to Lessee in the case of non-payment of rent or money, or sixty (60) days after written notice to Lessee in the case of any other violation, then and in any such case, unless the default is such (other than non-payment of rent or money) that it absolutely cannot be cured within a thirty (30) day period, Lessee's right to possession of the Motel shall, if Lessor so elects but not otherwise, thereupon terminate upon Lessor giving Lessee twenty (20) days written notice of such election.

  14. Lessor covenants and agrees that if the covenants and agreements on the part of Lessee shall be kept, performed and observed by Lessee, as in this lease provided, Lessee shall have the quiet, peaceable and uninterrupted possession and enjoyment of said premises.

  15. Notice, wherever provided for herein, shall be in writing, and be given by registered or certified mail, return receipt requested, postage prepaid, to the following address (unless a different address has been furnished by the party receiving such notice to the party giving such notice, in which case the letter address shall be used):

               For the Lessor:


               For the Lessee:

  16. It is agreed that the time specified in any provision of this lease within which a party shall construct, restore, replace, rebuild or repair the Motel shall be extended for a period equal to that during which the party may actually be delayed or hindered by strikes, lockouts, acts of God, fire, injuction or other restraint by law, unusual action in the elements, or any other causes reasonably beyond the control of such party.


  17. In the event of any change in grade of any adjoining streets, alleys or highways, or in the event the demised premise, or any part thereof, shall be taken by or pursuant to any governmental authority or through the exercise of the right of the eminent domain, or if a part only of the said premises is taken and the balance of the said premises, in the opinion of the Lessee, is not suitable for the operation of the aforesaid motel and related facilities, this Lease, at the option of the Lessee, shall terminate without further liability on the part of the Lessee, or the Lessee may continue in possession of the remaining portion of the demised premises, in which event the rent hereunder shall be reduced in

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      proportion to the reduction in the area of the premises, but nothing herein shall be deemed a waiver of the sole rights of the Lessee to any award for damages to it or to its leasehold interest caused by such taking where separately or as part of a general award.

  19. Lessee shall, for each and every year during the term hereof, furnish Lessor with a written detailed operating statement in respect of all aspects of the demised premises.

  20. It is further understood and agreed by and between the parties that this lease contains the final and entire agreement between the parties hereto and that they shall not be bound by any terms, statements, conditions or representations, oral or written, not herein contained; and upon acceptance of delivery of the premises, Lessee shall be deemed to have accepted the same.

  21. It is further understood and agreed that the convents, agreements and conditions herein contained shall be binding upon Lessee and upon Lessor and upon their respective legal representatives, successors, and assigns.

  22. This lease shall be construed and enforced in accordance with the laws of the State of Pennsylvania.

  23. If Lessee defaults under or fails to carry out and abide by its obligations to make any and all payments hereunder, including without limitation real estate taxes and premiums on insurance policies, Lessor shall have the right forthwith to do and carry out and perform such obligations of Lessee and the cost and expenses incurred by Lessor in so doing, carrying out and performing such obligations shall be charged against Lessee as additional rent and/or additional required payments due from Lessee, plus interest at the highest legal rate authorized by the State of Pennsylvania.

   24 If any provision of this lease shall be held invalid, the same shall be separable, and shall not affect the validity of the other provisions hereof.

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     IN WITNESS WHEREOF, the parties hereto have signed and sealed these presents, and intending to be legally bound hereby, on this date first hereinabove written.


WITNESS:
                                       /s/ William F. Sullivan   (SEAL)
                                      --------------------------
 /s/ Charles Stimp
-------------------
                                       /s/ Rosemary C. Sullivan  (SEAL)
                                      --------------------------

                                       /s/ James L. Smith        (SEAL)
                                      --------------------------

                                       /s/ Thelma W. Smith       (SEAL)
                                      --------------------------


ATTEST:                                BELLE VERNON MOTEL CORPORATION


                                  By:  /s/ Walter J. King
-------------------                   ---------------------------------
Secretary                             Walter J. King          President


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COMMONWEALTH OF PENNSYLVANIA

COUNTY OF

     On this 16th day of May, 1969, before me a Notary Public the undersigned officer, personally appeared William F. Sullivan and Rosemay C. Sullivan, his wife, known to me (or satisfactorily proven) to be the persons whose names are subscribed to the within instrument and acknowledged that they executed the same for the purposes therein contained.


     IN WITNESS WHEREOF  I hereunto set my hand and official seal


                                          -------------------------------




COMMONWEALTH OF PENNSYLVANIA

COUNTY OF

     On this, the 19th day of May, 1969 before me the undersigned officer, personally appeared James L. Smith and Thelma W. Smith, his wife, known to me (or satisfactorily proven) to be the person whose names are subscribed to the within instrument and acknowledged and that they executed the same for the purposes therein contained.

     IN WITNESS WHEREOF I hereunto set my and official seal


                                          -------------------------------

COMMON WEALTH OF PENNSYLVANIA


COUNTY OF


     On this 16th day of May, A.D. 1969, before me a Notary Public the undersigned officer, personally appeared WALTER J. KING who acknowledged himself to be the PRESIDENT OF BELLE VERNON MOTEL CORPORATION, a corporation, and that he as such President, being authorized to do so, executed the foregoing instrument for the purposes therein contain by signed the name of the corporation by himself as President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal:


                                       ----------------------------------


                                     -42-
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                              AMENDMENT TO LEASE
                              ------------------



Amendment to lease from WILLIAM F. SULLIVAN and ROSEMARY C. SULLIVAN, his wife, and JAMES L. SMITH and THELMA W. SMITH; his wife, dated May 16, 1969, to BELLE VERNON HOTEL CORPORATION; of record in the Recorder's Office of Westmoreland County in Deed Book Vol. 2015, page 378.



     KNOW ALL MEN BY THESE PRESENTS, that the above named WILLIAM F. SULLIVAN and ROSEMAY C. SULLIVAN, his wife, and JAMES L. SMITH and THELMA W. SMITH, his wife, as LESSORS,


                                      and


     BELLE VERNON HOTEL CORPORATION, as LESSEE, do hereby amend their lease dated May 16, 1969 and recorded as aforesaid in Deed Book Vol. 2015 page 378, by deleting therefrom the description of the said property, and substituting therefor, the following:


     ALL that certain tract of land situate in Rostraver Township, Westmoreland County, Pennsylvania, bounded and described as follows, to-wit:

     BEGINNING at an iron pipe at the dividing line between the property herein described and that now or late of George Baron et ux, thence along said line South 14/o/ 53' West 220 feet to a point in Finley Road (a township road), thence by a lien North 77/o/ 26' West in said road and away from said road
513.66 feet to a point; thence by a line North 79/o/ 50' West 109.56 feet to a point, thence by a line North 70/o/ 06' West 156.91 feet to a point, thence by a line South 89/o/ 10' West 47.52 feet to a point, thence by a line South 36' West 124 feet to a point in Finley Road aforementioned, thence by a line in said road South 79/o/ 29' 40" West 190.10 feet to a point; thence by a line North 11/o/ 35' West 226.45 feet to a point in the southerly line of right of way for Interstate Route 70; thence along the same North 78/o/ 25' East 650.20 feet to a point of tangent; thence continuing along the same by the arc of a circle curving to the right having a radius of 252.51 feet, an arc distance of 154.91 feet to a point; thence continuing along the same South 66/o/ 26' East 327.18 feet to a point; thence leaving said right of way by a line south 17/o/ 55' East
19.28 feet to the iron pipe at the place of beginning.


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     The above description is in accordance with survey dated June 27, 1969, prepared by Albert J. Bordy, Registered Engineer of Rostraver Township, Westmoreland County, Pennsylvania - his File No. 92-92A.

In paragraph 2 of said lease, the following shall be inserted on the third line after the end of the first sentence:

    "This minimum to be increased proportionately as new units are added."


     On line 13 of paragraph 2, page 2, the period of "18 months" shall be deleted and the period of "20 months" shall be inserted, together with the following:

    "As consideration for the extension of time, the tenants agree to pay the minimum rental for the period commencing November, 1970, until the motel is in operation."


     IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 14th day of October, A.D. 1970.


/s/ William F. Sullivan      (SEAL)
----------------------------

/s/ Rosemary C. Sullivan     (SEAL)
----------------------------

/s/ James L. Smith           (SEAL)
----------------------------

/s/ Thelma W. Smith          (SEAL)
----------------------------



                                       BELLE VERNON MOTEL CORPORATION


                                       By /s/ Walter J. King
                                          ----------------------------
                                       President


ATTEST:


----------------------------
Secretary

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COMMONWEALTH OF PENNSYLVANIA


COUNTY OF WESTMORELAND



     On this, the 14th day of October, 1970, before me, a Notary Public, in and for said Commonwealth and County, personally appeared WILLIAM F. SULLIVAN and ROSEMARY C. SULLIVAN, his wife, known to me (or satisfactorily proven) to be the persons whose names are subscribed to the within instrument, and acknowledged that they executed the same for the purposes therein contained, to the end that it may be recorded as such.



     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                       ----------------------------------
                                       Notary Public

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COMMONWEALTH OF PENNSYLVANIA


COUNTY OF ALLEGHENY


     On this, the 14th day of October, 1970, before me, a Notary Public, in and for said Commonwealth and County, personally appeared JAMES L. SMITH and THELMA
W. SMITH, his wife, know to me (or satisfactorily proven) to be the persons whose names are subscribed to the within instrument, and acknowledge that they executed the same for the purposes therein contained, to the end that it may be recorded as such.


     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                       --------------------------------
                                       Notary Public

COMMONWEALTH OF PENNSYLVANIA


COUNTY OF ALLEGHONY


     On this, the 14th day of October, 1970, before me, the undersigned officer, personally appeared WALTER J. KING, who acknowledged himself to be the President of Belle Vernon Corporation, a corporation, and that he as such President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as President.


     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                       ------------------------------------
                                       Notary Public


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